U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

PARAMOUNT ENERGY TRUST

(Exact name of registrant as specified in its charter)

Alberta, Canada	None
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employment Identification No.)

500, 630 – 4th Avenue S.W.
Calgary, Alberta, Canada	T2P 0J9
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates (if applicable):  N/A

Securities to be registered pursuant to Section 12(g) of the Act:  Trust Units

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                Description of Registrant’s Securities to be Registered.

A description of Paramount Energy Trust’s (the “Trust”) trust units is incorporated by reference to the Trust’s Annual Information Form for the fiscal year ended December 31, 2005, included in the Trust’s Annual Report on Form 40-F, as amended, for the fiscal year ended December 31, 2005.

Item 2.                Exhibits.

See the Exhibit Index hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  July 26 , 2006

PARAMOUNT ENERGY TRUST

By:	/s/ Cameron R. Sebastian
Name: Cameron R. Sebastian
Title: Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1

First Amended and Restated Trust Indenture for Paramount Energy Trust dated effective August 1, 2002 between Computershare Trust Company of Canada and Paramount Energy Operating Corp. (incorporated by reference to Exhibit 3.1 to the Trust’s Registration Statement on Form F-1, filed with the SEC on August 16, 2002).